SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2004

WESTAFF, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24990	94-1266151
(Commission File Number)	(IRS Employer Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598
(Address of principal executive offices/Zip Code)

(925) 930-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 4, 2004, the Employment Agreement effective as of January 14, 2002 and amended effective June 30, 2003 and June 30, 2004, by and among Westaff Support, Inc., Westaff, Inc. and Dwight S. Pedersen (the “Employment Agreement”) was further amended to clarify the definition of “Change in Control” in the Employment Agreement. Mr. Pedersen is the Registrant’s President and Chief Executive Officer. A copy of the Third Amendment to Employment Agreement is filed as Exhibit 10.3.8.5 to this Current Report.

In addition, on October 4, 2004, the Notices of Grant representing the incentive and non-statutory stock option grants of 550,000 shares of the Registrant’s common stock to Mr. Pedersen on March 1, 2002 (the “Grants”) were amended to eliminate an inconsistency with the Employment Agreement. The specific change made to the Grants was to eliminate the language which added a condition that the share price must be at least equal to the stated amount for a Corporate Transaction or Change in Control to trigger the vesting of option shares.  The amended Notices of Grant are filed as Exhibits 10.3.8.1 and 10.3.8.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description

10.3.8.1	Notice of Grant to Dwight S. Pedersen of Stock Option (Incentive) with Exhibit A, Stock Option Agreement.

10.3.8.2	Notice of Grant to Dwight S. Pedersen of Stock Option (Non-Statutory) with Exhibit A, Stock Option Agreement.

10.3.8.5	Third Amendment to Employment Agreement By and Among Westaff Support, Inc., Westaff, Inc. and Dwight S. Pedersen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom,
Senior Vice President and
Chief Financial Officer

Date: October 5, 2004

EXHIBIT INDEX

Exhibit No.	Description

10.3.8.1	Notice of Grant to Dwight S. Pedersen of Stock Option (Incentive) with Exhibit A, Stock Option Agreement.

10.3.8.2	Notice of Grant to Dwight S. Pedersen of Stock Option (Non-Statutory) with Exhibit A, Stock Option Agreement.

10.3.8.5	Third Amendment to Employment Agreement By and Among Westaff Support, Inc., Westaff, Inc. and Dwight S. Pedersen.